UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 5, 2010

Zanett, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32589	56-4389547
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

635 Madison Avenue, 15th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 583-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 5, 2011, the management of Zanett, Inc. (the “Company”) concluded, and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) confirmed, that the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 should no longer be relied upon for the reasons set forth below.

In connection with a review of the Company’s consolidated financial statements by the Company’s management, and the ongoing audit of those financial statements by the Company’s independent registered public accounting firm, EisnerAmper LLP (“EisnerAmper”) prior to filing the Company’s Annual Report on Form 10-K for the period ended December 31, 2010, the Company re-evaluated its accounting with respect to recognizing a Beneficial Conversion Feature (“BCF”) upon the reset of the conversion rate on September 17, 2010 of the Company’s convertible note issued to Rockport Investments Ltd. on March 31, 2010. In reviewing the accounting treatment, the Company determined that the resetting of the conversion rate would not result in a BCF in accordance with ASC 470-20, “Debt-Debt with Conversion and Other Options.”

As of September 17, 2010, the Company initially recorded a BCF of $1,369,054 as a reduction in debt (via a debt discount) and an offsetting increase in additional paid-in capital. As of September 30, 2010, the Company recorded an increase to interest expense of $8,435 and a reduction of the debt discount for the amortization of the debt discount for the period from September 17, 2010 through September 30, 2010.

The Company will amend its Quarterly Report on Form 10-Q for the period ended September 30, 2010 by restating its consolidated financial statements to reflect the revised accounting treatment described above, which is expected to result in an increase in net income for the three months ended September 30, 2010 and a decrease in the net loss for the nine months ended September 30, 2010 by $8,435 in each case, and a reduction in total stockholders’ equity and an increase in total liabilities by $1,360,619 in each case, at September 30, 2010.

The Company’s management and the Audit Committee discussed the matters disclosed above with EisnerAmper and determined that a restatement of the consolidated financial statements described above was warranted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANETT, INC.

Date: April 8, 2011	By:	/s/ Dennis Harkins
Dennis Harkins
Chief Financial Officer